INTERNET LICENSE AGREEMENT


THIS LICENSE AGREEMENT is made as of the 7th day of October, 1999,

BETWEEN:

     RACINGO INVESTMENTS LTD.,
     a company incorporated under the laws of the State of Delaware
     (hereinafter called the "Licensor")
                                        OF THE FIRST PART

     -and-

     PLAYANDWIN, INC.,
     a corporation incorporated under the laws of the State of Nevada,
     (hereinafter called "PWIN")
                                        OF THE SECOND PART



                          WHEREAS  the Licensor is the  Exclusive
licensee of certain intellectual property rights and know-how to a pari-mutuel bingo-type wager game known as RACINGO and variations thereof, as more fully described in this Agreement, pursuant to a licence (the "Master License") granted by P.E.S.T. Creative Gaming Corporation, PacCanUs Inc., and Winning Games Inc. (collectively known as the "Master Licensors") on October 7th, 1999;



     AND WHEREAS the Licensor desires to grant to PWIN a license to use and to sub-license the use of said intellectual property rights and know-how, as more fully described in this Agreement;

      AND WHEREAS PWIN desires to receive a license to use and to sub-license the use of such intellectual property rights and agrees to pay a fee for such rights pursuant to the terms and conditions set forth in this Agreement;

      AND THEREFORE, in consideration of the foregoing, which are a part hereof, and of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.   1.   DEFINITIONS

(a)  "Dollars" or "$" shall mean United States dollars.

(b)  "Effective Date" shall mean the 7th day of October, 1999.

(c) "Jackpot" shall mean the pool or pools of funds (as applicable), funded in accordance with this Agreement and the RACINGO game rules attached hereto as Schedule "B" and, from which prize moneys will be disbursed to winners in the RACINGO game in accordance with the RACINGO rules attached hereto as Schedule "B".

(d) "Licensed Product" shall mean the intellectual property rights and know-how of the Licensor identified under the terms "RACINGO", "RACINGO Copyrights", "RACINGO Patent" and "RACINGO Trademarks" below as they apply to On-Line wagering utilizing the
  RACINGO Copyrights, the RACINGO Patent and the RACINGO Trademarks, and shall specifically not include the previously licensed products and other venues identified in Schedule "C" hereto.

(e)  "Licensor" shall mean Racingo Investments Ltd..

(f) "Master Licence" shall mean the licence over the intellectual property rights and know-how of the Licensor identified under the terms "RACINGO", "RACINGO Copyrights", "RACINGO Patent" and "RACINGO Trademarks" below granted by the Master Licensors to Racingo Investments Ltd. on October 7th, 1999.

(g)   "Master  Licensors"  shall mean  P.E.S.T.  Creative  Gaming
  Corporation, PacCanus Inc. and Winning Games Inc..

(h) "Offer" shall have the meaning set forth in Section 8(b) below.

(i) "On-Line" shall mean activities taking place via the Internet, by which is meant the worldwide network of computers utilizing the TCP/IP protocol, commonly understood to provide some or all of the following features, among others: electronic mail, file transfers through File Transfer Protocol, Telnet access to local and remote computers, UseNet Newsgroups, Gopher access to information on local and remote computers, Wide Area Information Servers, and World Wide Web access.

(j) "PWIN's Right of First Refusal" shall have the meaning set forth in Section 8(b) below.

(k) "RACINGO" means the pari-mutuel bingo-type wager game and lottery identified by the RACINGO Trademarks and all associated RACINGO Copyrights, know-how, intellectual property and other materials utilized in the execution of the RACINGO game as held by the Licensor, including United States Patent No. 5,518,239 issued to William H. Johnston on May 21, 1996, regarding a lottery racing sweepstakes game, which patent has been licensed to Licensor, and also including the RACINGO game developed by P.E.S.T. Creative Gaming Corp. that was test marketed in Connecticut, the rules and regulations of which are appended hereto as Schedule "B".

(l)   "RACINGO Copyrights" means the copyright assets more  fully
  identified   in  Schedule  "D"  hereto,  and  their  respective
  documentation.

(m)    "RACINGO  Patent"  means  the  United  States  Patent  No.
  5,518,239 dated May 21, 1996, regarding a lottery racing sweepstake issued to William H. Johnston and owned by Winning
  Games Inc.;

(n) "RACINGO Trademarks" means the trademark RACINGO owned by Winning in the United States and the subject of his application to register the trademark, Application No. 75/331,278; and the Canadian trademark RACINGO (the subject of an application by
PEST
  to register the trademark, application number 767,826), the Canadian trademark SUPER RACINGO (the subject of an application by PEST to register the trademark, application number 767,827), the Canadian trademark RACINGO HORSHOE DESIGN (the subject of an application by PEST to register the trademark, application number
  856,030), the Canadian trademark RACINGO GOIN' BIG TIME (the subject of an application by PEST to register the trademark, application number856,029), and the Canadian trademark SULKY DESIGN (the subject of an application by PEST to register the trademark, application number 767,828), all owned by PEST in Canada; and the European trademark RACINGO owned by PEST, the subject of an application by PEST to register the trademark,
  application   number  642,728,  which  trademarks   have   been
  exclusively licensed by William H. Johnston and P.E.S.T.
Creative
  Gaming Corp. to Licensor.

(o) "Territory" shall mean the entire geographical area of the world excluding the venues identified in Schedule "C" hereof.

2.   GRANT OF LICENSE

(a) The Licensor hereby grants PWIN an exclusive right to use or to sub-license the use of the Licensed Product in connection with
  and to facilitate On-Line wagering.

(b) The Licensor hereby grants PWIN an exclusive licence to use or sub-license the use of the RACINGO Trademarks in connection with the advertising, promotion, and sale of the Licensed
Product
  in the Territory throughout the term of this agreement, and to conduct On-Line sales of merchandise branded with the RACINGO Trademarks provided that any use of the RACINGO Trademarks (including by a licensee of PWIN) shall be subject to the quality
  control provisions set out in subsection 4(c)(xi) of this Agreement.

(c) The Licensor hereby grants PWIN the exclusive right to display, reproduce, copy, transmit or license the works covered by the RACINGO Copyrights in connection with the Licensed Product, and the exclusive right to create derivative works from the RACINGO Copyrights for use in connection with the Licensed Product, provided that such use (including use by a licensee of PWIN)shall be subject to the quality control provisions set out in subsection 4(c)(xi) of this Agreement.

(d) The rights granted in subsections 2(a), 2(b), and 2(c) above include the right to manage, develop, market, promote and create derivative works of the Licensed Product, provided that such rights are subject to the quality control provisions set out in subsections 4(c)(xi) and 4(c)(xii) of this Agreement. Any derivative works so created, including improvement patents, software, copyrights, trademarks and all right, title interest thereto shall enure to and be assigned to the Licensor or as directed by the Licensor as required by the Master License.

(e) The Licensor expressly acknowledges and agrees that the exclusive license granted above precludes the Licensor's use or sub-licensing of the use of the Licensed Product in connection with or to facilitate On-Line wagering throughout the Territory throughout the term of this Agreement. The Licensor retains the right to use or to license the use of the Licensed Product in connection with any goods, services and activities other than On-Line wagering in the Territory, including but not limited to On- and Off-Track RACINGO hereto or In-Home use of RACINGO (as such terms are defined in Schedule "C").

(f) Notwithstanding subsections 2(a) to 2(d) above, the Licensor grants no license or right thereunder that it is not licensed to grant under the Master License.

(g) PWIN acknowledges that the Licensor retains all rights to the Licensed Product provided hereunder, subject to the Master License, and that the licence granted by the Licensor herein does
  not convey any proprietary interest in the Licensed Product to PWIN other than the license as specified herein.

3.   PAYMENT

(a)   PWIN  shall pay the Licensor for the rights to the Licensed
  Product granted hereunder in accordance with the formula and pursuant to the terms set forth in Schedule A below.

(b) PWIN shall maintain complete, clear, accurate records of all payments received by PWIN, its affiliates, or any other party with whom it has contracted in regard to the RACINGO game in connection with its use of the Licensed Product. Such records shall be maintained by PWIN relating to PWIN's use of the Licensed Products. The Licensor shall have the right at its expense to have an inspection and audit of all the relevant accounting and sales books and records of PWIN conducted by an auditor reasonably acceptable to all parties. Such audit shall be
  performed under strict confidentiality pursuant to a written agreement consistent with the confidentiality obligations set forth in Section 7 below. Any such audit shall be conducted only
  upon reasonable written notice during normal business hours.

4.   REPRESENTATIONS, WARRANTIES AND CONVENANTS

(a) Each party represents, warrants and covenants to the others that:

       i. It is a corporation duly organized, validly existing and in good standing under the laws of the state or province or country of its incorporation and has all requisite power and authority to enter into and perform its obligations under this Agreement;

       ii. This Agreement when executed will become the legal, valid and binding obligation of the party which shall be enforceable against the party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws relating to the rights of
        creditors generally;

       iii. To the best of each party's present knowledge, there is no material action, suit or proceeding pending against it nor, to the best of its knowledge; threatened against it which is likely to materially adversely affect its performance of its obligations hereunder, nor, to the best of its knowledge, are there any existing acts or conditions which are reasonably expected to be a proper basis for any such action, suit or proceeding;

       iv. This Agreement creates no agency relationship between the parties hereto, and nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall have the power to obligate or bind the other in any manner whatsoever; and

       v.   It is not insolvent or bankrupt.

(b) The Licensor represents, warrants and covenants to PWIN that to the best of the Licensor's present knowledge:

       i. The Licensed Product shall perform in accordance with its written specifications, if any;

       ii. The Licensor is the exclusive licensee of the entire and unencumbered exclusive license in and to the RACINGO
Trademarks
        and has the full right to use, license, and protect its rights in the RACINGO Trademarks for the term of this Agreement;

       iii. The Licensor is the exclusive licensee of the entire and unencumbered exclusive license in and to the RACINGO
Copyright
        and has the full right to use, license, and protect its rights in the RACINGO Copyrights for the term of this Agreement;

       iv. The Licensor is the exclusive licensee of the entire and unencumbered exclusive license in and to the Licensed
Product,
        including the RACINGO Patent, and has the right to grant
PWIN the
        licence to use the Licensed Product free of any liens, claims or encumbrances for the term of this Agreement, and there is no litigation pending against the Licensor which would limit, restrict or prevent PWIN quiet use and enjoyment of the
Licensed
        Product;

       v. applications to register the RACINGO Trademarks have been duly made and are in good standing under the laws of the jurisdictions where they have been applied for, and the
Licensor
        hereby agrees to register said trademarks and maintain them in good standing under all applicable laws;

       vi. The RACINGO Patent has been duly applied for by and issued by the relevant authorities to, and is owned by, Winning
Games
        Inc., and the RACINGO Patent remains valid and enforceable;

       vii. The RACINGO Copyrights have been duly registered and are in good standing under the laws of their respective jurisdictions as set out in Schedule "D" hereto;

       viii. To the best of the Licensor's knowledge, aside from the possible infringement with regard to a bingo betting game called
        Bingo Bet being conducted in Arkansas, and the software developed by Autotote Systems Inc. for P.E.S.T. Creative Gaming
Corporation
        for a computer application of RACINGO, no person or company is infringing on the Licensor's right, title and interest in and to the RACINGO Trademarks, RACINGO Copyrights, RACINGO Patent or the
        Licensed Product in the Territory, and the Licensor's use of the
        RACINGO Trademarks, RACINGO Copyright or the Licensed
Product in
        the United States and Canada does not infringe on the intellectual property rights of any other person or company;

       ix. The Licensor shall indemnify and hold PWIN and its directors, officers and employees harmless from and against any
        losses, damages and expenses with respect to any claim, action or proceeding taken or threatened by any person, firm, corporation or other entity relating to the business of the Licensor or relating to any breach by the Licensor of any provisions of the
        Agreement;

(c)  PWIN further represents, warrants and covenants that:

       i.    PWIN will not challenge the Licensor's or the Master
        Licensors' rights in and to the RACINGO Trademarks, RACINGO
        Copyrights, RACINGO Patent or Licensed Product during the term of this Agreement and for a period of two (2) years thereafter;

       ii. PWIN agrees that it will not during the term of this Agreement, or for a period of two (2) years thereafter, challenge
        the license or any rights of the Licensor or the Master
Licensors
        in and to the RACINGO Trademarks, RACINGO Copyrights, RACINGO
        Patent or Licensed Product, or attack the validity of this license;

       iii. PWIN further agrees that upon the expiry of the RACINGO
        Patent it will continue to use the Licensed Product and the patented matter contained therein only pursuant to this Agreement, or, in the event this Agreement is terminated, pursuant to a license from the Licensor or its Master
Licensors;

       iv. PWIN shall develop, as soon as is reasonable, practical business and marketing plans for On-Line RACINGO, and shall use commercially reasonable efforts to promote and facilitate the commercial and financial viability of On-Line RACINGO;

       v. PWIN shall, using commercially reasonable efforts, continue to develop the business and marketing plans for On-Line
RACINGO
        to place itself in a situation to take advantage of opportunities in the On-Line gaming market. PWIN shall report on its efforts to the Licensor on a quarterly basis, and annual consultation meetings shall be held between PWIN and the Licensor for the purpose of reviewing and planning the development of On-
Line
        RACINGO;

       vi. PWIN assumes the risk as to the quality and performance of any software which has been or will be created by PWIN or on its behalf for the facilitation and operation of the Licensed
        Product;

       vii. PWIN shall indemnify and hold the Licensor and its directors, officers and employees harmless from and against any
        losses, damages and expenses with respect to any claim, action or proceeding taken or threatened by any person, firm, corporation, governmental or regulatory body (of any level of government) or other entity relating to the business of PWIN or relating to any breach by PWIN of any provisions of the Agreement;

       viii. PWIN will identify itself as an authorized licensee of the Licensed Product (including the patents contained therein)
        and of the RACINGO Trademarks, RACINGO Patent and RACINGO Copyrights, and not as the owner of the Licensed Product,
RACINGO
        Copyrights, RACINGO Patent or the RACINGO Trademarks;

       ix. During the term of this Agreement, PWIN shall be considered a "related company" to the Licensor and the Master
Licensors for
        the purpose of establishing and maintaining rights in the RACINGO
        Trademarks and any new marks developed by PWIN for use in connection with the Licensed Product, and all rights in these
        marks shall enure to the benefit of the Licensor and the Master
        Licensors;

       x. PWIN will pay any and all sales and use taxes levied or based upon the price of the Licensed Product and any and all license fees payable related to the Licensed Product;

       xi. PWIN shall use the RACINGO Trademarks only in connection with the Licensed Product and in a manner which complies with the standards of quality and service which are usual for and are followed by PWIN in offering and providing similar services, which standards of quality are hereby expressly acknowledged, affirmed and adopted by Licensor as being acceptable standards for the offering, sale, provision and use of the Licensed Product. Licensor shall have the right to examine the nature and
        manner in which PWIN offers and provides the Licensed
Product to
        ensure material conformity with these standards of quality.

       xii. PWIN agrees to maintain the quality of the advertising, promotion, and packaging of the Licensed Product at a level consistent with the quality of the Licensor's present use, advertising, promotion and packaging thereof, which quality
        standards have been mutually agreed upon by the Parties.
Said
        quality standards shall be reviewed and, if agreed by the Parties, amended once per year on each anniversary of the Effective Date. At each such review, PWIN shall provide to the
        Licensor samples of all advertising, promotion or packaging materials used in the preceding year or proposed to be used in the following year. In the event said samples do not conform with the accepted standards of quality and use, Licensor shall advise PWIN, which will take reasonable steps to conform its use of the RACINGO Trademarks or the Licensed Product to these standards. If Licensor does not advise PWIN of any such nonconformity within forty-eight (48) hours of its receipt of
        said materials for inspection, this will constitute express acceptance of and acknowledgement that the materials conform to the aforesaid standards.  When using the RACINGO
Trademarks or
        the Licensed Product under this Agreement, PWIN agrees to comply substantially with all laws pertaining to the use of trademarks in force in the Territory.

       xiii. PWIN agrees to assist Licensor, at the Licensor's expense, to the extent necessary, in the procurement of any
        protection or registration for the RACINGO Trademarks or the
        Licensed Product, or to protect any of Licensor's rights to the
        RACINGO Trademarks or the Licensed Product. If PWIN so desires,
        Licensor shall commence or prosecute any claims or suits necessary to protect the RACINGO Trademarks or the
Licensed
        Product and the Parties' rights thereto, either in its own name or in the name of PWIN or with PWIN joined as a party thereto.
        The Parties shall notify each other in writing of any infringements or imitations by others in the RACINGO
Trademarks
        or the Licensed Product for goods or services which are the same as or similar to those covered by this Agreement which may come to either Party's attention. PWIN shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of the
        Licensor so to do, which consent shall not be unreasonably withheld.

       xiv. PWIN shall guarantee adequate funding for the market launch of the Licensed Product including but not limited to:

        (1)  the costs of software development;
        (2)  an initial Jackpot guarantee of $250,000;
        (3) sufficient marketing capital to successfully launch the Licensed Product once at least fifteen
               (15) On-Line licensed betting establishments have agreed to host On-Line RACINGO on their Internet sites; and
        (4) pay all out-of-pocket expenses of said market launch, including expenses incurred by the Licensor and the Master Licensors that have been pre-approved by PWIN.

       xv.  PWIN shall establish a permanent office in the United
States
        of America and employ, at its own expense, such personnel as are necessary to carry out PWIN's duties hereunder;

       xvi. PWIN agrees that all Jackpots will be co-mingled where commercially feasible and permitted by law;

       xvii. Insofar as PWIN is not otherwise contractually restricted from doing so, PWIN hereby covenants that it will, if
        so requested in writing by the Licensor, negotiate in good faith with any person or company which is licensed by the Licensor to deliver the RACINGO game through a non-On-line medium
("Other
        Licensed Party") including without limitation, Other
Licensed
        Parties licensed with regard to the venues outlined in Schedule
        "C" hereto, with the aim of concluding a sublicense or hyperlink arrangement for On-line RACINGO with such Other Licensed
Party,
        within PWIN's usual sublicense or hyperlink format.
"Hyperlink
        arrangement" shall mean an arrangement whereby PWIN's On-
Line
        facility for On-Line RACINGO shall be made accessible to users of the Other Licensed Party's On-Line facility.

(d) Except as expressly provided in this agreement, the Licensor and PWIN make no warranty, express or implied, including any warranty of merchantability or fitness for a particular purpose, with respect to the rights to the Licensed Product or the RACINGO Trademarks granted hereunder including any warranties which may be implied by the United Nations Convention on Contracts for the International Sale Of Goods, which implied warranties are hereby specifically excluded from this Agreement.

5.   INTELLECTUAL PROPERTY INDEMNITY

(a) During the term of this Agreement, the Licensor will defend and hold PWIN harmless from any claim, suit or proceeding brought
  against PWIN based on a claim that the Licensed Product, RACINGO Copyrights or RACINGO Trademarks or PWIN's use of the Licensed Product, RACINGO Copyrights, or RACINGO Trademarks infringes any third party's trademark, copyright, patent or other intellectual property right, or misappropriates a third party's trade secrets ("Claim"), and PWIN shall provide all reasonable information and assistance requested by the Licensor (at the Licensor's expense) to handle the defence or settlement of any such Claim.

(b)    If   the   Licensed  Product  is  held  to   infringe   or
  misappropriate the rights of any third party and its use is enjoined, or the Licensor reasonably believes such use may become
  enjoined, the Licensor may, at its own expense and at its
option,
  within a commercially reasonable time frame: (i) procure for
PWIN
  the right to continue use of the Licensed Product, (ii) replace
  the   Licensed  Product  with  a  non-infringing   product   of
  substantially equivalent function or (iii) modify the Licensed Product so it becomes non-infringing without substantially detracting from its function. If none of the foregoing is reasonably acceptable to PWIN and the use of the Licensed
Product
  enjoined, PWIN may terminate the Agreement, and PWIN shall cease use of the Licensed Product.

(c) Licensor shall defend and hereby agrees to hold PWIN harmless against any claims, suits or proceedings arising solely out of the use by PWIN of the RACINGO Trademarks, RACINGO Copyrights or the patent contained in the Licensed Product as authorized in this Agreement, and PWIN shall provide all reasonable information and assistance required by the Licensor (at the Licensor's expense) to handle the defence or settlement of any such claim, suit or proceeding.

(d) PWIN shall defend and hereby agrees to hold Licensor harmless against any losses, including any award of damages, the cost of litigation and attorney fees, incurred by reason of any claims by third parties against Licensor based on or involving PWIN's advertising, offering, sale, performance, or use of the Licensed Product or any other goods or services under the
RACINGO
  Trademarks.

(e) The foregoing states the Licensor's entire liability and PWIN's sole and exclusive remedy with respect to any infringement
  or misappropriation of any patent, trademarks, trade secrets or other intellectual property rights of any third party by PWIN.

6.   LIMITATION OF LIABILITY

In no event shall any party be liable to the other party for any indirect, special or consequential damages including, without limitation, those based on loss of business opportunities, whether or not the Licensor or PWIN had or should have had any knowledge, actual or constructive, that such damages might be incurred. Notwithstanding anything to the contrary, the limitations of liability set forth in this section will not apply to (i) a breach by the Licensor or PWIN of the confidentiality obligations set forth in section 7 below resulting in a material adverse effect on PWIN, (ii) fraud, acts of gross negligence, or wilful misconduct, or (iii) the indemnification obligations set forth in section 5 above.

7.   CONFIDENTIALITY

(a) The Licensor acknowledges and agrees that the information PWIN has provided or will provide in connection with this
  Agreement,  including,  without  limitation,  the   terms   and
  conditions of this Agreement, are and shall be confidential and proprietary to PWIN. Such confidential information includes, but
  is not limited to, any information of any kind whatsoever regarding PWIN's business. The Licensor agrees not to use or disclose to any third party the confidential information of PWIN with the prior written consent of PWIN. Moreover, the Licensor agrees to restrict dissemination of particular confidential information to only those persons in its organization who must have access to such confidential information in order for the
  Licensor to perform its obligations under this Agreement.   The
  Licensor's   obligations  with  regard  to   any   confidential
  information shall not apply in respect of such information that
  (i) PWIN authorizes the Licensor to disclose to third parties by prior written authorization, (ii) is or becomes available in the public domain, other than by an act or omission of the Licensor or any employee, agent or other person acting for or on behalf of
  the licensor, (iii) is lawfully acquired by the Licensor from another source without restriction or (iv) is ordered to be disclosed by a court, administrative agency or other governmental
  body with jurisdiction over the parties, provided the licensor will first have provided PWIN with prompt written notice of such required disclosure and will take reasonable steps to allow PWIN to seek a protective order with respect to the confidentiality of
  the information required to be disclosed. The Licensor will promptly co-operate with and assist PWIN in connection with obtaining such protective order, at PWIN's expense.

(b) The Licensor shall cause every employee or third party to whom the Licensor discloses confidential information in order to perform its obligations hereunder to abide by the foregoing confidentiality provisions.

(c) Upon the termination of this Agreement, the Licensor shall promptly return such confidential information (and any copies, extracts and summaries thereof) to PWIN or, with PWIN's written consent, shall promptly destroy such confidential information (and any copies, extracts and summaries thereof) and, with respect to electronically stored copies, delete such records from
  any storage unit.

(d) PWIN acknowledges and agrees that the information and Licensed Product the Licensor has provided or will provide in connection with this Agreement, including, without limitation, the terms and conditions of this Agreement, contain and/or are confidential and proprietary information belonging to the
  Licensor. Such confidential information includes, but is not limited to, any information of any kind whatsoever regarding the Licensor's business. PWIN agrees not to use or disclose to any third party the confidential information of the Licensor without the prior written consent of the Licensor. Moreover, PWIN agrees to restrict dissemination of particular confidential information to only those persons in its organization who must have access to
  such confidential information in order for PWIN to perform their obligations under this Agreement. PWIN's obligations with regard
  to any confidential information shall not apply in respect of such information that (i) the Licensor authorizes PWIN to disclose to third parties by prior written authorization, (ii)
is
  or becomes available in the public domain, other than by an act or omission of PWIN or any employee, agent or other person acting
  for or on behalf of PWIN (iii) is lawfully acquired by PWIN from another source without restriction or (iv) is ordered to be disclosed by a court, administrative agency or other governmental
  body with jurisdiction over the parties, provided that PWIN will first have provided the Licensor with prompt written notice of such required disclosure and will take reasonable steps to allow the Licensor to seek a protective order with respect to the confidentiality of the information required to be disclosed. PWIN will promptly cooperate with and assist the Licensor in
  connection  with  obtaining  such  protective  order,  at   the
  Licensor's expense.

(e) PWIN shall cause any employee or third party to whom PWIN discloses confidential information in order to perform its obligations hereunder to abide by the foregoing confidentiality provisions.

(f) Upon the termination of this Agreement, PWIN shall promptly return such confidential information (and any copies, extracts and summaries thereof) to the Licensor or, with the Licensor's written consent, shall promptly destroy such confidential information (and any copies, extracts and summaries thereof)
and,
  with respect to electronically stored copies, delete such records from any storage unit.

(g) The restrictions in this section 7 shall continue for a period of two (2) years after the termination of this Agreement.

8.   TERMINATION

(a) The term of this Agreement shall begin on the Effective Date and shall continue for a period of ten (10) years, unless terminated earlier pursuant to this Section 8. Such term shall, at PWIN's discretion, automatically renew for an additional period of ten (10) years on the same terms save this right of renewal.

(b) The Parties may by mutual agreement further extend the term of this Agreement beyond the twenty years provided for. If the parties are unable to agree on new terms and conditions for any such further renewal term, the Licensor agrees to give PWIN written notice of any bona fide offer by a third party to license
  the Licensed Product received by the Licensor, with such notice to include the terms of such offer (the "Offer"). PWIN shall then have thirty (30) days from its receipt of such notice to elect to match the Offer ("PWIN's Right of First Refusal"). If PWIN elects not to match the Offer or fails to respond to the Licensor within thirty (30) days, the Licensor shall be free at that time to pursue a license arrangement with such third party. If a license arrangement with such third party is not entered into by the Licensor, any subsequent bona fide offers by third parties to license the Licensed Product received by the Licensor shall be subject to PWIN's Right of First Refusal described
  above.   If  PWIN elects to match an Offer, the  parties  shall
  promptly negotiate in good faith a definitive agreement which incorporates the terms of such offer.

(c) If one or more of the following events of default shall occur, the non-defaulting party shall have the right to terminate
  this Agreement:

i. A party breaches any material term or condition of this Agreement in any material respect, and such breach remains uncured or no steps have been taken to cure such breach within ninety (90) days after the defaulting party has written notice of such uncured breach; or

ii. PWIN applies for or consents to the appointment of a receiver, trustee or similar office for it or any substantial part of its property or assets, or any such appointment is made without such applications of consent by such party and remain undischarged for a period of ninety
     (90) days; or

iii. PWIN consents to the institution of a petition, application, answer, consent, default or otherwise of any bankruptcy, insolvency or reorganization and any such proceeding as instituted against such party remains undischarged for a period of ninety (90) days; or

iv. PWIN fails to satisfy its payment obligations to the Licensor, as more specifically detailed in Schedule A hereto, and such payment obligation remains outstanding sixty (60) days after the defaulting party has written notice of such outstanding debt;

  provided that if there is a dispute as to the applicability or application of this section, this Agreement shall not be terminated until the final decision of the arbitrators provided for in subsection 9(m) hereof has been delivered to the Parties.

(c) In the event this Agreement is terminated for an uncured material breach of its terms, including the events of default set
  out in subsection 8(c) above, the licenses granted in section 2 hereof shall terminate forthwith, PWIN's Right of First Refusal shall be null and void, and PWIN shall have no further right to continue to use the Licensed Product or the RACINGO Trademarks.

(d) Upon the termination of this Agreement for any reason, (i) the terminating party shall promptly return or destroy all confidential information pursuant to Section 7 above and (ii) PWIN shall pay the Licensor all fees and expenses due and owing at the time of such termination.

(e)   Neither the Licensor or PWIN shall be considered in  breach of this Agreement or liable for any expense, loss or damage resulting from delay or prevention of performance caused by any act beyond its reasonable control, including if such lack of control is related to acts of God, strikes, acts of terrorism,
or
  any other cause whatsoever, whether similar or dissimilar to those enumerated above, beyond the reasonable control of the party. In the event of any delay arising by reason of the foregoing, the time for performance shall be extended for the duration of the delay.




9.   MISCELLANEOUS

(a) Notice. All notices, demands, requests, reports, approvals and other communications which may be or are required to be given, served or sent pursuant to this Agreement shall be in writing and shall be hand delivered, telefaxed/telecopied to the below listed numbers with the originals to follow thereafter or sent by recognised overnight carrier or mailed by first class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Licensor:

          Racingo Investments Ltd.
          c/o CorpAmerica Inc.
          30 Old Rudnick Lane
          Dover, Delaware  19901
          USA
          Facsimile:  (302)736-4301

     With an additional copy to:

          Anthony Nimmo
          Marshall, O'Toole, Gerstein
          6300 Sears Tower, 233 South Wacker Drive
          Chicago, Illinois  60606-6042
          Telephone: (312) 474-6300
          Facsimile: (312) 474-0448
     With an additional copy to:

          James G. McPherson
          Aylesworth, Thompson, Phelan, O'Brien
          Suite 3000, Royal Bank Plaza, South Tower
          200 Bay Street, Toronto, Ontario M5J 2J1

          Telephone:  (416)777-4026
          Facsimile: (416) 865-1398

     If to PWIN:

          c/o Peter Tassiopoulos
          Playandwin, Inc.

          155 University Avenue, Suite 501

          Toronto, Ontario  M5N 3N5
          Telephone:  (416) 368-6665 ext. 14
          Facsimile:   (416) 368-3870

     With an additional copy to:

          Adam K. Szweras
          Stewart & Associates
          Suite 710, P.O. Box 160
          1 First Canadian Place, 100 King Street West
          Toronto, Ontario  M5H 7C3
          Telephone:      (416) 368-7881
          Facsimile:      (416) 368-7885

  Notices  shall  be effective when properly sent  and  received.
  Any party can notify the others of an address change pursuant to this notice provision.

(b) Severability. In the event any one or more of the provisions of the Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the parties will negotiate in good faith to substitute a provision of like economic intent and effect.

(c) Relationship of the Parties. The parties to this agreement expressly state and understand that the obligations and rights hereunder in no way constitute them as partners, joint ventures or otherwise related in any way and that no party has any power to bind or commit the other party in any way to a third party or parties under this Agreement. However, during the term of this Agreement, PWIN will shall be considered a "related company" to the Licensor and the Master Licensors for the purpose of establishing and maintaining rights in the RACINGO Trademarks
and
  any new marks developed by PWIN for use in connection with the Licensed Product.

6


(a) Binding Agreement This Agreement shall be binding upon and shall inure to the benefits of the parties hereto and their respective successors and permitted assigns. It is the explicit intention of the parties hereto that no person or entity, other than the parties hereto, is or shall be entitled to bring any action or enforce any provision of this Agreement against either of the parties hereto, and that the covenants, undertakings and agreements se forth in this Agreement shall be solely for the benefit of and shall be enforceable only by the parties hereto
or
  their respective successors or permitted assigns.

(b) Assignment. PWIN may assign this Agreement to one of PWIN's affiliates or subsidiaries without the consent of the Licensor, so long as PWIN continues to guarantee to the Licensor the due performance (including but not limited to the payment of money) of PWIN's obligation hereunder by the assignee. In such a case, the term PWIN used herein shall include PWIN's assignee. Otherwise, neither the Licensor nor PWIN may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party and any attempted
or
  purported assignment, delegation or other transfer in violation of this paragraph shall be void.

(c) Sub-License. PWIN may sub-license its rights hereunder to the Licensed Product, RACINGO Trademarks, RACINGO Patent or RACINGO Copyrights to any third party without the consent of the Licensor, provided that such sub-license shall be on the same terms and conditions as the license granted herein and subject to
  the quality control provisions set out in subsection 4(c)(xi) of this Agreement.

(d) Amendment; No Waiver. This Agreement may not be amended, altered or modified except by an instrument in writing signed by both parties. No failure or delay by any party in exercising any
  right hereunder shall operate as a waiver thereof and no single or partial exercise of any right shall preclude any other or further exercise thereof or the exercise of any other right hereunder.


(e) Restriction. This license is solely for the use of RACINGO and the RACINGO Trademarks in On-Line wagering in the Territory.

(f)   Survival.   The  provisions  of  section  1  (Definitions),
  Section 3 (Payment), Section 4 (Representations, Warranties and Covenants), Section 5 (Intellectual Property Indemnity), Section 6 (Limitation of Liability), Section 7 (Confidentiality),
Section
  8 (Term/Termination), and Section 9 (Miscellaneous) will survive the termination of this Agreement. If no survival period is specified in said sections, the provisions thereof shall survive the termination of this Agreement for a period of four (4)
years.

(g) Entire Agreement. This Agreement and all Exhibits attached hereto set forth the entire understanding of the parties with respect to the subject matter hereof and supersede any prior agreements and understandings, both written and oral, which may have existed between the parties with respect to the subject matter hereof.

(h) Governing Law. The parties agree that this Agreement is made in and under the laws of the Licensor's incorporating jurisdiction, but for convenience to both parties this Agreement shall be governed by the laws of the State of Delaware, USA, which will be the proper forum for any controversy arising in connection with this Agreement and the courts of which will be the exclusive forum for all such suits, actions or proceedings.

(i) Counterparts. This Agreement may be executed in counterparts which, taken together, shall constitute one Agreement and any party may execute this Agreement by signing such counterpart.

(j)  Arbitration.   Any dispute, disagreements or conflicts which
  cannot be worked out to a mutually acceptable conclusion between the parties shall be submitted to mandatory binding, final arbitration under the provisions of the Delaware Voluntary Alternative Dispute Resolution Act.


(k) Time of the Essence. Time shall be of the essence of this Agreement.


(l) Effective on Signing. This Agreement shall take effect upon the signing of this Agreement by the appropriate Parties.

  IN WITNESS WHEREOF, authorized officers of the undersigned have caused this Agreement to be duly executed on their behalf, as to the day and year first herein set forth.

                              PLAYANDWIN, INC.


                                                             Per:
                         _____________________________
                                   Stewart Garner


                              RACINGO INVESTMENTS LTD.


                                                             Per:
                    _____________________________
                                   John Hayter


                              RACINGO INVESTMENTS LTD.


                                                             Per:
                    _____________________________
                                   Stewart Garner


                              RACINGO INVESTMENTS LTD.


                                                             Per:
                    _____________________________
                                   William H. Johnston


G:\Corp\P\PWIN\Racingo\Licences to PWIN\License agr internet
6oct99.doc


                           SCHEDULE A

                         Payment Formula


The license fee to be paid by Playandwin, Inc. ("PWIN") to the licensor for the use of the Licensed Product in the Territory during the term of this Agreement shall be one percent (1%) of gross revenues derived by PWIN that result from or are attributable to use of the Licensed Product by PWIN for On-Line wagering in the Territory, as further described by the following formula:


    License Fee = 0.01 x PWIN Gross Licensed Product Revenues

Licensed  Product Revenues include income derived by  PWIN  from:
(i) the sale of RACINGO On-Line tickets; (ii) television or promotion rights relating to On-Line RACINGO; and (iii) the On-Line sale of merchandise branded with the RACINGO Trademarks. Payment of the fees to the Licensor will be calculated and paid quarterly by PWIN to the Licensor, with a year-end reconciliation. All fees and accounts payable hereunder shall be due and payable by PWIN within thirty (30) days following the end of such quarter. The parties acknowledge and agree that PWIN shall pay the fees as directed by the Licensor. PWIN shall be notified of such bank account in writing signed by the Licensor, prior to the date the first payment is due. Any substitution of such bank account shall be upon written notice to PWIN, signed by the Licensor. Payment by PWIN in accordance with such instructions shall satisfy the PWIN's obligation to pay the licensor under Article 3 of this Agreement. All charges under this Agreement shall be paid in U.S. dollars and exclude all taxes other than customs, duties or charges of any kind (including, without limitation, withholding or value added taxes) imposed by any federal, state or local governmental entity for products or services provided under this Agreement.

                          SCHEDULE "B"

                       RACINGO GAME RULES

                          SCHEDULE "C"

                        PRODUCTS EXCLUDED
    FROM THE DEFINITION OF "LICENSED PRODUCTS" IN THE LICENSE
                            AGREEMENT

     The license granted over the Licensed Products in this Agreement shall not include any intellectual property rights and know-how of the Licensor identified under the terms "RACINGO", "RACINGO Patent", "RACINGO Copyrights" and "RACINGO Trademarks" as they apply to wagering utilizing RACINGO, the RACINGO Copyrights, RACINGO Patent and the RACINGO Trademarks in or delivered by the following venues:

     (i)   any  cruise  ship, other than one  travelling  on  the
     Mississippi river;
(ii) any betting establishment located on an Indian/Native/Aboriginal/First Nations reserve;
     (iii) any in-flight betting establishment, owned and operated by an airline;
(iv) any bingo hall or group of bingo halls linked by a local area network, duly licensed by the relevant governmental authority of the jurisdiction in which it is located;
(v)  On- and Off-Track RACINGO (previously licensed product); or
(vi) In-Home RACINGO;

all of  which  are sometimes collectively referred to  as  "Other
     Venues".

     "On- and Off-Track" shall mean any betting or wagering method owned or operated by a horse racing track, greyhound racing track or Licensed Off-Track Betting Establishment, including but not limited to on-track betting via mutuel tellers and SAM machines, track-owned OTB parlors, or track telephone account betting, which channels wagers into that tracks primary pari-mutuel pool. "Licensed Off-Track Betting Establishment" shall mean any betting establishment duly licensed by the relevant governmental authority in the jurisdiction in which it is located, which provides facilities for betting on horse or greyhound races. "In-Home" shall mean within the private residence of individuals residing in the territory delivered by The TV Games Network, through its existing wagering platforms (as to be agreed upon between PWIN and the Licensor).

                          SCHEDULE "D"

                       RACINGO COPYRIGHTS


TITLE                   COUNTRY             REGISTERED
Sulky and Rider         Canada              Jan.     20,
                                            1995
Racingo Game Card       Canada              Jan. 20, 1995
Racingo Rules           Canada              Feb. 23, 1995
Racingo Races Card      Canada              Sept. 11, 1996
Racingo    Rules    and Canada              Sept. 11, 1996
Regulations
Racingo  In  The  Money Canada`             Sept. 11, 1996
Card
Super Racingo Race Card Canada              Sept. 11, 1996
Racingo  Play  for  the Canada              Sept. 11, 1996
Day Card
Sulky and Rider         U.S.                Jan. 24, 1995
Racingo Rules           U.S.                Jan. 24, 1995
Racingo    Rules    and U.S.                Sept. 24, 1996
Regulations